THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
PIP - Q2 2013 PharmAthene, Inc. Earnings Conference Call

EVENT DATE/TIME: AUGUST 07, 2013 / 08:30PM GMT

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 07, 2013 / 08:30PM GMT, PIP - Q2 2013 PharmAthene, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Stacey Jurchison PharmAthene, Inc. - Director -- Corporate Communications

Eric Richman PharmAthene, Inc. - President, CFO

Linda Chang PharmAthene, Inc. - SVP, CFO

CONFERENCE CALL PARTICIPANTS

Nathan Cali Noble Financial Group - Analyst

Yi Chen Aegis Capital - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. And welcome to the Second Quarter 2013 PharmAthene Incorporated Earnings Conference Call. My name is Shequana, and I will be your coordinator for today.

At this time, all participants are in a listen-only mode. We will facilitate a question and answer sessions towards the end of this conference.

(Operator Instructions)

I would now like to turn the presentation over to your host for today's call, Ms. Stacey Jurchison. Please proceed.

Stacey Jurchison - PharmAthene, Inc. - Director -- Corporate Communications

Thank you, and good afternoon everyone. Joining me on the call today are Eric Richman, President and Chief Executive Officer and Linda Chang, Senior Vice President and Chief Financial Officer.

Before we begin, I would like to point out that during today's call we will be making projections and other forward-looking statements which are based on our current beliefs and expectations.

Please be aware that these statements are subject to certain risks and uncertainties. We urge you to search PharmAthene's filing with the SEC for additional information, including the Joint Proxy Statement Prospectus that PharmAthene will file with the SEC in connection with its special meeting of stockholders relating to the proposed merger with Theraclone, as it will contain important information about the merger.

In addition, this communication may be deemed to be a solicitation in respect to the merger. The Directors and Executive Officers of PharmAthene and Theraclone may be deemed to be participants in the solicitation of proxies from PharmAthene and Theraclone stock holders in respect to this proposed transaction. We advise you to consult PharmAthene's filings with the SEC for additional information.

I will now turn the call over to Eric to begin.

Eric Richman - PharmAthene, Inc. - President, CFO

Thank you, Stacey, and good afternoon everyone. We are pleased you could join us today for an overview of our second quarter operating and financial results. It has been a very productive and eventful time for PharmAthene with significant positive news flow.

During the quarter, we are pleased to announce the FDA's decision to lift the clinical holds previously placed on our proposed Phase II clinical study of SparVax, our next generation recombinant anthrax vaccine.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 07, 2013 / 08:30PM GMT, PIP - Q2 2013 PharmAthene, Inc. Earnings Conference Call

In its letter to the Company, which we received in late May, the FDA acknowledged that we had satisfactorily addressed all of the agency's clinical hold issues and we could proceed with our proposed Phase II clinical trial.

We continue to have a productive dialogue with our development partner, BARDA, regarding clinical trial design. We are also discussing additional non-clinical studies BARDA would like us to undertake. Our plan is to commence both the Phase II clinical trial and additional non-clinical studies in the fourth quarter.

While this is the first Phase II clinical trial to use material manufactured in the United States, it will be the third clinical trial of SparVax. As you know, SparVax has previously been studied in one Phase I and two Phase II clinical trials involving 770 subjects.

Newer anthrax vaccines, which are based on moderate recombinant vaccine technology, offer the potential for significant advantages, including improved convenience and cost effectiveness. And also the flexibility for rapid scale-up in production, which is important in the event of a national emergency.

I believe that SparVax has features that should make it highly desirable as a candidate for inclusion in the strategic national stockpile.

Importantly, BARTA continues to be very supportive of our efforts to develop next generation anthrax vaccines to address urgent national security imperatives. And together, we are making good progress towards this objective.

Moving on, progress in our recombinant bioscavenger program continues to be very strong in 2013. So far this year, all technical milestones under our contract with the Department of Defense have been reached on schedule.

Before I turn the call over to Linda to discuss our quarterly financial results, I would like to provide a brief update on the status of litigation with SIGA.

As you may be aware, the case has been remanded to the Delaware Chancery Court for reconsideration of the remedy. We believe we could get a resolution from the Delaware Chancery Court, likely, by year-end.

In its quarterly call with investors earlier this week, SIGA reconfirmed that they had completed delivery of approximately 590,000 treatment courses of [Arestvyr] to the government, which qualifies for payment to SIGA of approximately $79 million.

To date, SIGA has billed or received payments of approximately $140 million under their current BARTA contract. Based on SIGA's most recent public disclosures, it is expected that the full 1.7 million treatment courses under this contract will be delivered by the end of 2014.

I'll now turn it over to Linda Chang to proceed. Linda?

Linda Chang - PharmAthene, Inc. - SVP, CFO

Thank you, Eric. And thank you all for joining us today. I'll focus my comments on the highlights of our financial performance in the quarter, and will refer you to our 10-Q and press release for more details.

We'll start with the revenue. We recorded $4.3 of contract revenue in the current quarter, compared to $6.3 million in Q2 of last year. Our revenue this quarter was lower than what we have recognized in recent quarter, largely as the result of the timing of the Phase II clinical trial and related activities under our SparVax program.

With the clinical hold now lifted by the FDA, we look forward to proceeding with our proposed Phase II clinical trial and related activities, which we anticipate will commence later this year.

Our R&D expenses tend to move in tandem with revenue due to the cost plus fee nature of our SparVax program. In the second quarter, R&D expenses were $3.4 million, as compared to $4.9 million for the same period in 2012.

Our G&A expenses decreased to $2.3 million in the current period, compared to $2.8 million in Q2 of last year due to a reduction in labor and professional services.

Now, in terms of cash, we ended the second quarter with approximately $15.8 million of cash, compared to $12.7 million at December 31, 2012. Our combined cash and accounts receivable balance total approximately $21 million at the end of the second quarter, as compared to $19.2 million as of December 31, 2012.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 07, 2013 / 08:30PM GMT, PIP - Q2 2013 PharmAthene, Inc. Earnings Conference Call

Year-to-date, June 30, our cash usage from operating activities was approximately $235,000, while our total cash has increased by approximately $3 million as a result of proceeds from the use of our ATM facility.

Over the last year-and-a-half, PharmAthene has embarked on a path to improve upon our operational capabilities and financial position. Today, PharmAthene is an efficient organization that is focused on execution and disciplined resource allocation.

We will continue to leverage our capabilities and expand our government contracting business, while, at the same time, investing in innovative technologies to broaden our markets and achieve greater value for shareholders.

With that, I will turn the call back over to Eric.

Eric Richman - PharmAthene, Inc. - President, CFO

Thank you, Linda. As you've heard, we're off to a very good start in 2013, meeting our business and financial objectives.

Before I close, I would like to say a few words about last week's announcement regarding the proposed merger of PharmAthene and Theraclone Sciences.

Over the past few days, we've had many discussions with investors. And I am very pleased by the positive reception, enthusiasm and support for this transaction. Our long term strategic vision has always been focused on building a solid foundation of biodefense with future diversification and broader commercial markets.

Our proposed merger with Theraclone, which we announced last week, is directly on point with this strategy.

The combined company will feature a broad portfolio of promising clinical and pre-clinical product candidates with dual applications. A prime example is Theraclone's flu antibody, which is being developed to serve both government and commercial markets.

The new company will also have an innovative discovery engine based on Theraclone's I-Star proprietary monoclonal antibody platform. I-Star will have promising potential to generate value for shareholders through both partnership funding and innovative new product development.

For example, Theraclone's cytomegalovirus, or CMV, antibody is one of the few biologic approaches in development for the management of CMV disease. It is currently narrowing the initiation of Phase II development and addresses a very significant market opportunity.

In summary, we believe that combining PharmAthene's government contracting expertise in vaccine and monoclonal antibody development capabilities with Theraclone's strong research and development capabilities and discovery platform is a win-win scenario that should enable us to build shareholder value today with future up-side potential.

That concludes my formal remarks today. Thank you for your continued interest in and support of our company and our plans moving forward.

We will now open up the call for your questions. Operator, could you please instruct the audience on the Q&A procedure?

QUESTION AND ANSWER

Operator

Yes, sir. (Operator instructions). Your first question comes from the line of Nathan Cali representing Noble Financial. Please proceed.

Nathan Cali - Noble Financial Group - Analyst

Hey, guys. Good afternoon. Thanks for taking the questions.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 07, 2013 / 08:30PM GMT, PIP - Q2 2013 PharmAthene, Inc. Earnings Conference Call

Eric Richman - PharmAthene, Inc. - President, CFO

Hi, Nathan. Thank you for joining us. So just a couple of quick follow-up questions from Tuesday's call. What's the guidance to receive additional funding for SparVax? And when do you expect the Phase III study to start? What's sort of the process there?

Eric Richman - PharmAthene, Inc. - President, CFO

We haven't provided any official guidance on that. But I can tell you in round numbers, we have approximately $20 million left on the current contract that we were executing on. And we're in negotiations now with BARDA to do additional clinical and non-clinical work.

So we would expect that we would have some additional funding under the current contract for some additional work that they would like. And our expectation is that both the non-clinical work and the clinical study will begin in the fourth quarter.

Nathan Cali - Noble Financial Group - Analyst

Okay. Now is that the larger safety study -- the Phase II study that you're expected to commence? Or that's just additional ongoing data that you have?

Eric Richman - PharmAthene, Inc. - President, CFO

The study that we are expecting to begin at the end of this year is a third Phase II clinical study. And it will measure both safety and immunogenicity of the anthrax vaccine.

The previous Phase II clinical studies were conducting using material that was made in the U.K. This study is different in that it will be using material made in the United States.

Nathan Cali - Noble Financial Group - Analyst

Okay. And then on Judge Parson's ruling, what is the basis that he'll be ruling on this in this scenario? Expectation damages -- is that what's in play here? Or ...

Eric Richman - PharmAthene, Inc. - President, CFO

Well, let's just review where we are in the proceedings. So the Delaware Chancery Court ruled in our favor and awarded us a 50/50 net profit split after an initial $40 million was paid to SIGA.

And then that decision was appealed to the Supreme Court. And the Supreme Court has remanded that remedy back to the Delaware Chancery Court.

And so that's the decision that we're waiting for by the end of this year. We would expect by the end of this year for the Delaware Chancery Court to either reaffirm the remedy that they had in place or another remedy, which could be a variety of outcomes.

And there was a conference that was held in early June -- where the Judge had indicated that all options were back on the table and he was not bound by any previous decisions. And that included everything from lump sum payments to revenue streams.

So we believe that we will have a remedy by the end of this year. And it could be a variety of options that would be available to the judge.

Nathan Cali - Noble Financial Group - Analyst

Okay. All right. Thanks a lot.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 07, 2013 / 08:30PM GMT, PIP - Q2 2013 PharmAthene, Inc. Earnings Conference Call

Operator

Your next question comes from the line of Yi Chen representing Aegis Capital. Please proceed.

Yi Chen - Aegis Capital - Analyst

Hi. Thank you for taking my questions. First question is when will the proxy be filed with SEC?

Eric Richman - PharmAthene, Inc. - President, CFO

Well, thanks for joining us this afternoon. The proxy will be filed, most likely, within the next few weeks. So we're busy working on that right now. It will be available in the next few weeks, targeting early September.

Yi Chen - Aegis Capital - Analyst

Early September. Okay. Second question is do you expect to get additional procurement award from the government for Theraclone's TCN-032 candidate?

Eric Richman - PharmAthene, Inc. - President, CFO

First of all, that's a question that really should be addressed by Theraclone. As it stands today, we are two separate entities. This is a product flu monoclonal antibody product which could be developed for both a commercial market and a government market.

BARDA has listed criteria that they would like to see for making a selection for future funding for that product. And our belief is that Theraclone's candidate -- their flu antibody monoclonal antibody -- meets the criteria of the government. But that will certainly be the government's decision. And if they are successful and are awarded funding from BARDA, that will be announced at some point in the future.

Yi Chen - Aegis Capital - Analyst

Okay. So I have a follow-up question which is also -- maybe you would say better answered by Theraclone. But I'll just ask. What Affinity enhancement technology does Theraclone utilize in their products?

Eric Richman - PharmAthene, Inc. - President, CFO

I think that would be best answered by Theraclone. And, certainly, a detailed discussion with Theraclone would be able to provide that information.

A lot of their technology is based on screening. And for a variety of things, including Affinity. And they do have the ability to increase or enhance the Affinity of their monoclonal antibodies. But how they do it, I think, is something that Theraclone chief scientific officer would be in the best position to address.

Yi Chen - Aegis Capital - Analyst

Okay. My next question is can you tell us when clinical studies are supposed to restart with Valortim?

Eric Richman - PharmAthene, Inc. - President, CFO

With Valortim?

Yi Chen - Aegis Capital - Analyst

Yes.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 07, 2013 / 08:30PM GMT, PIP - Q2 2013 PharmAthene, Inc. Earnings Conference Call

Eric Richman - PharmAthene, Inc. - President, CFO

Yes. Right now, Valortim has completed two Phase I clinical studies. And before we initiate any additional work on that product, we are awaiting additional funding form the government.

So it's unlikely that we would begin any additional clinical studies with Valortim until we receive additional government funding.

Yi Chen - Aegis Capital - Analyst

Okay. Final question. Could you tell us or give us an approximate idea of the combined cash position of the two companies?

Eric Richman - PharmAthene, Inc. - President, CFO

I'm going to turn that over to Linda Chang, our CFO.

Linda Chang - PharmAthene, Inc. - SVP, CFO

Well, as we discussed during the press conference call relating to the merger announcement, we can't really go into the details in terms of the cash value --

Yi Chen - Aegis Capital - Analyst

I'm not asking for detail. I'm asking -- say -- even an approximate range of numbers.

Linda Chang - PharmAthene, Inc. - SVP, CFO

Well, I can tell you that you've just heard about our current cash position. And Theraclone has raised -- has (inaudible) their most recent round in March. So, you know --

Yi Chen - Aegis Capital - Analyst

March this year?

Linda Chang - PharmAthene, Inc. - SVP, CFO

Yes.

Yi Chen - Aegis Capital - Analyst

Okay.

Linda Chang - PharmAthene, Inc. - SVP, CFO

So that I think if you add the two numbers together, that will give you a rough order of approximation.

Operator

There are no further audio questions. Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. And have a great day.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 07, 2013 / 08:30PM GMT, PIP - Q2 2013 PharmAthene, Inc. Earnings Conference Call

Disclaimer

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2013 Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.